UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 466-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 16, 2021, the Board of Directors (the “Board”) of Aligos Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, approved an increase in the number of authorized directors on the Board from seven to eight and appointed Bridget Martell, M.D., to the Board to fill the newly created directorship resulting from the increase in the number of authorized directors. Dr. Martell was appointed as a Class III director with a term expiring at the 2023 annual meeting of stockholders and until her successor has been elected and qualified.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Dr. Martell will receive (i) a $35,000 annual retainer for her service on the Board, prorated for the remainder 2021 and (ii) an automatic initial grant of a stock option to purchase 30,000 shares of Common Stock under the Company’s 2020 Incentive Award Plan. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, the form of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2020.

In addition, Dr. Martell will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: November 18, 2021	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Financial Officer